                                                                      EXHIBIT 99


                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                            SAVINGS PLAN AND TRUST
                            ----------------------

                             FINANCIAL STATEMENTS
                             ---------------------

                          DECEMBER 31, 1998 AND 1997
                          --------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Participants and Administrator of the Cyprus Amax Minerals Company Savings Plan and Trust

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Cyprus Amax Minerals Company Savings Plan and Trust (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investments, Loans or Fixed-Income Obligations in Default and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. These supplemental schedules and fund information are the responsibility of the Plan's management. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

July 13, 1999


                                        CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
                                        ---------------------------------------------------
                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                               --------------------------------------------------------------------

                                                         DECEMBER 31, 1998
                                                         -----------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                       FUND INFORMATION
                                         ------------------------------------------------------------------------
                                Total       Leveraged     Common                           Prime        Equity
                                              ESOP         Stock        Participant       Reserve        Index
                                              Fund         Fund            Loans           Fund          Fund

-----------------------------------------------------------------------------------------------------------------

Assets
------


Investments


  Common Stock
    Cyprus Amax Minerals     $ 36,335,450  $12,415,349  $23,920,101    $         -      $         -   $         -
    Amoco Corporation           4,654,501            -    4,654,501              -                -             -
  Mutual Funds                237,126,935            -            -              -       26,912,306    71,284,886
  Participant Loans            11,462,443            -            -     11,462,443                -             -


Receivables
  Employer contributions        1,279,099            -    1,279,099              -                -             -

  Participant contributions
    and loan repayments         1,275,204            -      151,638       (316,066)         281,646       251,081


Cash and cash equivalents               -            -            -              -                -             -
                           ---------------------------------------------------------------------------------------
    Total assets             $292,133,632  $12,415,349  $30,005,339     11,146,377       27,193,952    71,535,967
                           ---------------------------------------------------------------------------------------




Liabilities
-----------


Interest payable                        -            -            -              -                -             -


Excess contributions
  refundable to                         -            -            -              -                -             -
   participants


Minimum required
  distributions payable to
    participants                   15,783            -          195              -           10,172             -


Long-term debt                          -            -            -              -                -             -


  Total liabilities                15,783            -          195              -           10,172             -
Net assets available for
    benefits                 $292,117,849  $12,415,349  $30,005,144    $11,146,377      $27,183,780   $71,535,967
                           =======================================================================================


                                                                     FUND INFORMATION
                           -------------------------------------------------------------------------------------------------------
                            International                          Stable          New         Science &       Equity     Spectrum
                                Stock           Spectrum Income    Value         Horizons      Technology      Income      Growth
                                 Fund                 Fund          Fund           Fund           Fund          Fund        Fund
                           -------------------------------------------------------------------------------------------------------

Assets
------


Investments


  Common Stock
    Cyprus Amax Minerals      $         -     $         -    $        -      $         -     $         -    $        -  $        -
    Amoco Corporation                   -               -             -                -               -             -           -
  Mutual Funds                 11,561,215      17,603,413    43,182,743       25,232,289      10,580,863    25,667,274   5,101,946
  Participant Loans                     -               -             -                -               -             -           -


Receivables
  Employer contributions                -               -             -                -               -             -           -

  Participant contribution
    and loan repayments            86,865         116,841       191,181          198,746         114,248       154,573      44,451


Cash and cash equivalents               -               -             -                -               -             -           -

    Total assets               11,648,080      17,720,254    43,373,924       25,431,035      10,695,111    25,821,847   5,146,397
                             -----------------------------------------------------------------------------------------------------




Liabilities
-----------


Interest payable                        -               -             -                -               -             -           -


Excess contributions
  refundable to                         -               -             -                -               -             -           -
   participants


Minimum required
  distributions payable to
    participants                        -               -         5,416                -               -             -           -


Long-term debt                          -               -             -                -               -             -           -
                             -----------------------------------------------------------------------------------------------------
  Total liabilities                     -               -         5,416                -               -             -           -
                             -----------------------------------------------------------------------------------------------------
Net assets available for
    benefits                  $11,648,080     $17,720,254   $43,368,508      $25,431,035     $10,695,111   $25,821,847  $5,146,397
                             =====================================================================================================


The accompanying notes are an integral part of these financial statements.

------------------------------------------------------------------------------------------------------------------------------------

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
     --------------------------------------------------------------------

                               DECEMBER 31, 1997
                               -----------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         FUND INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                Leveraged       Common                     Prime        Equity     International
                                Total             ESOP          Stock     Participant     Reserve       Index           Stock
                                                  Fund          Fund         Loans         Fund          Fund           Fund
-----------------------------------------------------------------------------------------------------------------------------------
Assets
------
Investments
  Common Stock
    Cyprus Amax Minerals       $ 84,286,826      $ 54,406,736   $29,880,090  $         -   $         -  $         -    $         -
    Amoco Corporation             4,111,029                 -     4,111,029            -             -            -              -
  Mutual Funds                  220,534,911                 -             -            -    25,706,535   59,339,172     11,823,726
  Participant Loans              12,313,176                 -             -   12,313,176                          -              -

Receivables
  Employer contributions          1,150,358         1,150,358             -            -             -            -              -
  Participant contributions
    and loan repayments           1,579,973                 -       184,061     (322,519)      343,149      276,851        114,396

Cash and cash equivalents             3,495                 -         3,495            -             -            -              -
                              -----------------------------------------------------------------------------------------------------
    Total assets                323,979,768        55,557,094    34,178,675   11,990,657    26,049,684   59,616,023     11,938,122
                             ------------------------------------------------------------------------------------------------------

Liabilities
-----------

Interest payable                  1,218,514         1,218,514             -            -             -            -              -

Excess contributions
  refundable to participants        110,906                 -        10,038            -         5,718       24,461         10,352

Minimum required
  distributions payable to
    participants                      2,114                 -           581            -             -        1,059              -

Long-term debt                   74,985,503        74,985,503             -            -             -            -              -
                             ------------------------------------------------------------------------------------------------------
  Total liabilities              76,317,037        76,204,017        10,619            -         5,718       25,520         10,352
                             ------------------------------------------------------------------------------------------------------
Net assets available for
    benefits                   $247,662,731      $(20,646,923)  $34,168,056  $11,990,657   $26,043,966  $59,590,503    $11,927,770
                             ======================================================================================================
-----------------------------------------------------------------------------------------------------------------------------------
                                                         FUND INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                Spectrum                              New          Science &        Equity          Spectrum
                                 Income             Stable          Horizon        Technology       Income           Growth
                                  Fund              Value            Fund            Fund            Fund             Fund
-----------------------------------------------------------------------------------------------------------------------------------
Assets
------
Investments
  Common Stock
    Cyprus Amax Minerals        $         -      $         -        $         -    $         -    $         -      $         -
    Amoco Corporation                     -                -                  -              -              -                -
  Mutual Funds                   16,908,636       42,164,699         27,344,084      7,304,082     25,376,633        4,567,344
  Participant Loans                       -                -                  -              -              -                -

Receivables
  Employer contributions                  -                -                  -              -              -                -
  Participant contributions
    and loan repayments             146,045          235,317            255,666        115,564        182,333           49,110

Cash and cash equivalents                 -                -                  -              -              -                -
                              -----------------------------------------------------------------------------------------------------
    Total assets                 17,054,681       42,400,016         27,599,750      7,419,646     25,558,966        4,616,454
                             ------------------------------------------------------------------------------------------------------

Liabilities
-----------

Interest payable                          -                -                  -              -              -                -

Excess contributions
  refundable to participants          7,812            9,063             16,960          4,863         16,707            4,932

Minimum required
  distributions payable to
    participants                        255              219                  -              -              -                -

Long-term debt                            -                -                  -              -              -                -
                             ------------------------------------------------------------------------------------------------------
  Total liabilities                   8,067            9,282             16,960          4,863         16,707            4,932
                             ------------------------------------------------------------------------------------------------------
Net assets available for
    benefits                    $17,046,614      $42,390,734        $27,582,790    $ 7,414,783    $25,542,259      $ 4,611,522
                             ======================================================================================================

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------


                                        CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
                                        ---------------------------------------------------
                          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                          -------------------------------------------------------------------------------
                                                   YEAR ENDED DECEMBER 31, 1998
                                                   ----------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                                                     FUND INFORMATION
                                                   ------------------------------------------------------------------------------

                                           Total          Leveraged         Common     Participant      Prime         Equity
                                                            ESOP            Stock         Loans        Reserve        Index
                                                            Fund             Fund                        Fund          Fund
---------------------------------------------------------------------------------------------------------------------------------

Investment Income

  Interest and dividends               $ 14,654,086      $   2,106,655   $ 1,781,247   $         -   $ 1,337,155   $   939,715
  Net realized gain/(loss) on
    investments                           3,248,318         (1,218,343)   (1,766,246)            -             -     4,709,048
  Net change in unrealized
    appreciation/(depreciation)
    in fair value of investments         14,715,175          9,031,255    (8,196,211)            -             -    10,642,183

Employer contributions                    8,196,879          5,628,700     2,568,179             -             -             -

Participant contributions
  and loan repayments                    19,171,537                  -     2,503,584    (5,085,379)    4,027,035     3,765,284

Deposits to suspense                              -                  -             -             -             -             -

Transfers to other plans                       (267)              (267)            -             -             -             -

Transfers between Plan
  funds and loans                                 -            (18,507)    2,256,710     4,986,849       419,288    (1,788,764)

Employee withdrawals                    (34,977,545)        (1,914,156)   (3,310,175)     (745,750)   (4,643,664)   (6,322,002)

Interest expense                         (4,181,013)        (4,181,013)            -             -             -             -

Dissolution of KSOP                      23,627,948         23,627,948             -             -             -             -
                                     --------------------------------------------------------------------------------------------
  Net increase (decrease)                44,455,118         33,062,272    (4,162,912)     (844,280)    1,139,814    11,945,464

Net assets available for
  benefits:
  Beginning of year                     247,662,731        (20,646,923)   34,168,056    11,990,657    26,043,966    59,590,503
                                     --------------------------------------------------------------------------------------------

  End of year                          $292,117,849      $  12,415,349   $30,005,144   $11,146,377   $27,183,780   $71,535,967
                                     ============================================================================================


                                                                       FUND INFORMATION
                                     ----------------------------------------------------------------------------------------------
                                     International     Spectrum       Stable         New     Science &       Equity    Spectrum
                                         Stock       Income Fund      Value        Horizons  Technology      Income     Growth
                                          Fund                         Fund          Fund       Fund          Fund       Fund
                                     ---------------------------------------------------------------------------------------------

Investment Income

  Interest and dividends             $   431,393   $ 1,347,670   $ 2,653,109   $ 1,338,178    $271,038    $ 2,001,584     $446,342
  Net realized gain/(loss) on
    investments                          523,715       183,307             -       (56,606)     71,414        783,955       18,074
  Net change in unrealized
    appreciation/(depreciation)
    in fair value of investments         814,769      (423,525)            -       286,999   2,949,042       (504,738)     115,401

Employer contributions                         -             -             -             -           -              -            -

Participant contributions
  and loan repayments                  1,373,211     1,768,522     2,883,659     3,115,451   1,602,241      2,546,069      671,860

Deposits to suspense                           -             -             -             -           -              -            -

Transfers to other plans                       -             -             -             -           -              -            -

Transfers between Plan
  funds and loans                     (2,213,390)      255,239     1,600,166    (3,565,969)   (742,730)    (1,218,688)      29,796

Employee withdrawals                  (1,209,388)   (2,457,573)   (6,159,160)   (3,269,808)   (870,677)    (3,328,594)    (746,598)

Interest expense                               -             -             -             -           -              -            -

Dissolution of KSOP                            -             -             -             -           -              -            -
                                     ---------------------------------------------------------------------------------------------

  Net increase (decrease)               (279,690)      673,640       977,774    (2,151,755)  3,280,328        279,588      534,875

Net assets available for
  benefits:
  Beginning of year                   11,927,770    17,046,614    42,390,734    27,582,790   7,414,783     25,542,259    4,611,522
                                     ---------------------------------------------------------------------------------------------

  End of year                        $11,648,080   $17,720,254   $43,368,508   $25,431,035 $10,695,111    $25,821,847   $5,146,397
                                     =============================================================================================

The accompanying notes are an integral part of these financial statements.
--------------------------------------------------------------------------------

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1 - Description of the Plan
--------------------------------

The following description of the Cyprus Amax Minerals Company ("Cyprus Amax") Savings Plan and Trust (the "Plan" or the "Savings Plan") provides only general information. Refer to the Plan document for a more complete description of the Plan's provisions.

General
-------

The Plan is a defined contribution plan maintained by Cyprus Amax for Cyprus Amax salaried and hourly non-represented employees ("Eligible Employees" or "Participants"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Leveraged ESOP
--------------

In August 1998, the Board of Directors approved the elimination of the Leveraged ESOP of the Company's existing savings plan and the adoption of a replacement employer matching contribution. Beginning in the third quarter of 1998, Cyprus Amax contributed Cyprus Amax Common Stock to the plan at 50 percent of the first 6 percent of base pay contributed by each participant. Prior to the third quarter 1998, the Leveraged ESOP feature was used by the Savings Plan.

On February 8, 1990, the Plan was amended to include the features of a leveraged employee stock ownership plan ("Leveraged ESOP"). The Plan purchased 4,245,810 shares of Cyprus Amax common stock from Cyprus Amax in return for a 20-year $95 million promissory note bearing an interest rate of 9.75 percent. The shares were held as collateral under a pledge agreement and were released for allocation to Participant accounts as principal and interest payments were made. Under the amended Plan, shares released were used first to replace dividends earned on allocated shares, and the remainder were allocated to Participants' accounts as employer contributions (Note 8) prior to the third quarter of 1998. Employer contributions to the Plan, along with dividends earned on both the allocated and unallocated shares, were used to fund the debt service on the note.

When the Leveraged ESOP was dissolved as of July 1, 1998, Cyprus Amax purchased the suspense shares (2,150,815), and the Savings Plan used the proceeds to repay the loan to Cyprus Amax.

At December 31, 1998 the Leveraged ESOP Fund contains an ending net assets available for benefits balance that represents all shares released and allocated to participants.

Administration
--------------

The Plan is administered by the Cyprus Amax Minerals Company Benefits Committee (the "Plan Administrator"), a committee appointed by Cyprus Amax's Board of Directors. During 1998, Plan administrative expenses were paid by Cyprus Amax.

                   -----------------------------

Enrollment
----------

Eligible Employees can enroll in the Plan during any month of the year.


Contributions
-------------

Participants can make contributions of an amount up to sixteen percent of basic pre-tax and/or after-tax compensation subject to applicable legal limits. Prior to July 1, 1998, Cyprus Amax contributed to the Plan sufficient funds to meet any currently maturing debt obligations of the Plan; however, the Company also contributed an amount equal to seventy-five percent of the first six percent of each Participant's contribution ("Matchable Contribution"). Effective July 1, 1998, Cyprus Amax began contributing an amount equal to fifty percent of the first six percent of each participant's contribution (Note 10).

Participant rollover contributions are permitted provided all Plan and legal requirements are satisfied.

Vesting
-------

Participants are immediately vested in their employee and employer contributions and the earnings attributable to those contributions.

Loans
-----

Participants may borrow from their Plan accounts. Loans are paid in the form of cash and may not exceed a Participant's vested account balance within specified legal limits. Loan interest rates are based on prime rate plus one percent as determined on the first business day of the month preceding the month in which a Participant's written loan request is received by the Plan Administrator. Loan terms generally vary from a minimum of six months to a maximum of five years although certain loans grandfathered from predecessor plans may have a maximum of fifteen years.

Loan repayments are made regularly through payroll deductions or, for Participants not receiving a paycheck (e.g., on leave of absence), can be delivered regularly to the Plan Administrator. A Participant may prepay a one-time single sum of all of the outstanding loan balance.

Distributions
-------------

Participants may withdraw all or a portion of vested contributions subject to certain conditions as specified in the Plan document.

Participant Tax Status
----------------------

Participant contributions to the Plan may be deferred, at the election of the Participant, for federal income tax purposes, subject to certain limitations. Employer contributions and all earnings under the Plan are deferred for federal income tax purposes. The amounts deferred under the Plan may become subject to federal income tax when withdrawn. Participants may also choose to make after-tax contributions to the Plan.

                   -----------------------------


NOTE 2 - Summary of Significant Accounting Policies
---------------------------------------------------

Basis of Accounting
-------------------
The financial statements of the Plan are prepared on the accrual basis.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Valuation of Assets
-------------------

Cyprus Amax and Amoco stock are valued at fair market value based on the quoted market price.

Participant loans are valued at principal amount.

The remaining investments are valued at net asset value based on quoted market prices.

Transfers of assets into the Plan are made at fair market value. Participant cost is recorded as the cost of assets transferred into the Plan. Assets transferred out of the Plan are reported at market value with the difference between cost and market reported as realized gains or losses.

NOTE 3 - Investments
--------------------

Investment Options
------------------

Participants may elect to invest their contributions to the Plan in Cyprus Amax common stock or the following T. Rowe Price funds: a money market fund (Prime Reserve Fund), a bond fund (Spectrum Income Fund), a portfolio of guaranteed investment contracts, bank investment contracts and structured investment contracts (Stable Value Fund) and six equity funds (Equity Index Fund, International Stock Fund, New Horizons Fund, Science & Technology Fund, Equity Income Fund, and Spectrum Growth Fund). All employer contributions are invested in Cyprus Amax Common Stock.

As of December 31, 1998, the number of Participants who held assets in the various investment options were as follows: 4,171 in Cyprus Amax Common Stock Fund, 2,167 in the Prime Reserve Fund, 2,586 in the Equity Index Fund, 1,657 in the International Stock Fund, 1,693 in the Spectrum Income Fund, 1,702 in the Stable Value Fund, 2,253 in the New Horizons Fund, 1,232 in the Science & Technology Fund, 1,951 in the Equity Income Fund, and 614 in the Spectrum Growth Fund.

Amoco Corporation common stock in the Common Stock Fund is held as an investment but is not a current investment option. The Amoco Corporation common stock was transferred from the Employee Savings Plan of Amoco Corporation and participating companies in 1985 when Cyprus became an independent, publicly-owned company and ceased to be a wholly-owned subsidiary of Amoco Corporation.

                   -----------------------------

Investments Held
----------------
Investments held by the trustee, T. Rowe Price, as of December 31, 1998 and 1997, consisted of the following:

December 31, 1998:                                      Cost       Fair Value
                                                     ------------  ------------
 Cyprus Amax Minerals Company common stock:
 Leveraged ESOP Fund(a)
  Shares allocated (1,241,535 shares)(b)            $ 28,142,201  $ 12,415,349
 Common Stock Fund (2,392,010.136 shares)(a)(b)       47,709,755    23,920,101
 BP Amoco Corporation common stock
  (51,289.270 shares)                                    978,261     4,654,501
 Participant Loans                                    11,462,443    11,462,443
 Prime Reserve Fund (26,912,306.320 units)(b)         26,912,306    26,912,306
 New Horizons Fund (1,081,074.924 units)(b)           24,972,135    25,232,289
 Science and Technology Fund (280,883.013 units)       8,640,848    10,580,863
 Equity Index Fund (2,135,556.799 units)(b)           36,997,075    71,284,886
 International Stock Fund (771,261.828 units)          9,663,058    11,561,215
 Equity Income Fund (975,200.405 units)(b)            22,942,682    25,667,274
 Stable Value Fund (43,182,742.340 units)(b)          43,182,742    43,182,743
 Spectrum Income Fund (1,530,731.536 units)(b)        16,868,439    17,603,413
 Spectrum Growth Fund (310,148.667 units)              4,951,439     5,101,946
                                                    ------------  ------------
                                                    $283,423,384  $289,579,329
                                                    ============  ============
December 31, 1997:
 Cyprus Amax Minerals Company common stock:
 Leveraged ESOP Fund(a)
  Shares held under collateral pledge
   (2,340,291 shares)(b)                            $ 52,364,030  $ 35,981,974
  Shares allocated (1,208,920 shares)(b)              26,800,813    18,424,762
 Common Stock Fund (1,943,420.470 shares)(a)(b)       44,704,681    29,880,090
 Amoco Corporation common stock
  (48,294.015 shares)(a)                               1,203,641     4,111,029
 Participant Loans                                    12,313,176    12,313,176
 Prime Reserve Fund (25,706,534.920 units)(b)         25,706,535    25,706,535
 New Horizons Fund (1,173,565.844 units)(b)           27,370,929    27,344,084
 Science & Technology Fund (267,941.73 units)          8,313,109     7,304,082
 Equity Index Fund (2,249,400.017 units)(b)           35,693,544    59,339,172
 International Stock Fund (881,052.607 units)         10,740,338    11,823,726
 Equity Income Fund (973,403.661 units)               22,147,303    25,376,633
 Stable Value Fund (42,164.699 units)(b)              42,164,699    42,164,699
 Spectrum Income Fund (1,405,140.280 units)           15,750,137    16,908,636
 Spectrum Growth Fund (286,713.352 units)              4,532,237     4,567,344
                                                    ------------  ------------
                                                    $329,805,172  $321,245,942
                                                    ============  ============

(a)  Investment pays dividends quarterly.
(b) Individual investments representing 5 percent or more of net assets available for benefits as of December 31, 1998 or 1997.

                   -----------------------------

NOTE 4 - Long-Term Debt
-----------------------

On February 8, 1990, the Plan borrowed $95 million from Cyprus Amax to purchase 4,245,810 shares of Cyprus Amax Common Stock. When the Leveraged ESOP was dissolved as of July 1, 1998, Cyprus Amax purchased the suspense shares and the Plan used the proceeds to repay the loan to Cyprus Amax.

NOTE 5 - Net Realized Gains (Losses) on Investments
---------------------------------------------------

Net realized gains (losses) from investment transactions for the year ended December 31, 1998 were as follows:

                                 Leveraged                    Common                    Equity                    Spectrum
                                 ESOP Fund                   Stock Fund               Income Fund                Growth Fund
                             ---------------             ------------------          ----------------          ----------------
1998  Proceeds                  $    570,930                 $ 4,184,930                  $4,782,295                $3,408,980
      Cost                         1,789,273                   5,951,176                   3,998,340                 3,225,673
                             ---------------             ------------------          ----------------          ----------------
      Net gain (loss)           $ (1,218,343)                $(1,766,246)                 $  783,955                $  183,307
                             ===============             ==================          ================          ================

                                   Equity                   International                Spectrum                    New
                                 Index Fund                  Stock Fund                 Income Fund              Horizons Fund
                             ---------------             ------------------          ----------------          ----------------

1998  Proceeds                  $ 12,813,901                 $ 3,576,111                  $1,661,415                $6,890,146
      Cost                         8,104,853                   3,052,396                   1,643,341                 6,946,752
                             ---------------             ------------------          ----------------          ----------------
      Net gain (loss)           $  4,709,048                 $   523,715                  $   18,074                $  (56,606)
                             ===============             ==================          ================          ================

                                Science &
                             Technology Fund
                             ---------------

1998  Proceeds                  $  3,641,186
      Cost                         3,569,772
                             ---------------
      Net gain (loss)           $     71,414
                             ===============

The cost of investments sold or transferred is determined on a Participant level by the average cost method. Included in the Common Stock Fund are Cyprus Amax common stock net realized losses of $2,374,970 in 1998.

NOTE 6 - Unrealized Appreciation/(Depreciation) of Investments
--------------------------------------------------------------

Net unrealized appreciation/(depreciation) of investments amounted to $6,155,945 and $(8,559,230) at December 31, 1998 and 1997, respectively. The change in net unrealized appreciation/(depreciation) resulted in a Plan gain of $14,715,175 in 1998.

                   -----------------------------


NOTE 7 - Transfer of Assets to Other Plans
------------------------------------------

During 1998, $267 was transferred to the Equatorial Mining Company savings plan. This amount represents balances held by former Cyprus Mineral Park employees.

NOTE 8 - Allocation of Cyprus Amax Stock Held in Leveraged ESOP Fund
--------------------------------------------------------------------

Shares of Cyprus Amax Minerals Company common stock allocated to participants were 141,987 and 248,794 for 1998 and 1997, respectively. Dividend replacement shares were allocated to all Participants who held allocated shares on the ex-dividend date. The number of shares allocated as dividend replacement shares was determined by the closing price of Cyprus Amax common stock on the dividend payment date and amounted to 49,550 in 1998 and 38,824 in 1997. Additional shares allocated to Participants as employer contributions based upon their proportion of Matchable Contributions for the appropriate quarters were 92,274 and 188,093 in 1998 and 1997, respectively. A portion of the shares allocated for 1997 (47,489 shares) was released by the employer contribution made on January 13, 1998, which was reflected as a receivable at December 31, 1997.

All shares were allocated to Participants at their original cost to the Plan of $22.375 per share.

NOTE 9 - Tax Status
-------------------

Cyprus Amax received a favorable determination letter from the Internal Revenue Service as to the qualified status of the Plan on October 12, 1995. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, no provision for federal or state income taxes has been included in the Plan's financial statements. The Plan is now within its remedial amendment period for recent changes in applicable law (e.g., Small Business Job Protection Act of 1996, Taxpayer Relief Act of 1997, Retirement Protection Act of 1994 (GATT), and the Uniformed Services Employment and Reemployment Rights Act of 1994) and that it is anticipated that the Plan will be further amended to the extent necessary to comply with such laws and will be submitted on a timely basis to the IRS for a determination letter as to the Plan's continued tax qualified status.

NOTE 10 - Plan Amendments
-------------------------

Cyprus Amax amended and restated the Plan in its entirety effective as of January 1, 1997, in order to (1) make Plan design changes with respect to its participant loan program and participant-directed investments of Plan accounts,
(2) incorporate numerous amendments previously adopted with respect to the Plan, and (3) reflect the applicable provisions of the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Uniformed Services Employment and Reemployment Rights Act of 1994.

As permitted under the Taxpayer Relief Act of 1997, Cyprus Amax amended the Plan effective as of January 1, 1998, in order to increase the involuntary cash-out amount from $3,500 to $5,000.

In connection with the then anticipated sale of several subsidiaries, Cyprus Amax amended the Plan, effective as of January 1, 1998, in order to permit (1) the distribution of accounts to participants who continue in employment with an entity unrelated to Cyprus Amax following a sale of all or substantially all of the assets of a trade of business or a sale of the stock of a subsidiary or stock in accordance with Section 401(k) (10) of the [Code/Internal Revenue Code of 1986, as amended] and (2) with respect to participants affected by such subsidiary sales who did not request a

                   -----------------------------

distribution of their Plan account balances, to continue to make monthly installment payments of any outstanding plan loan they may have had at the time of such sale, rather than have such loan become immediately due and payable in full.

Effective as of July 1, 1998 (as stated in Note 1 regarding the Leveraged ESOP), the Plan was amended to redesign the employer matching contribution feature and make such other changes as necessary to reflect the actions by the Board of Directors of Cyprus Amax to cancel the loan agreement pursuant to which the Plan borrowed $95 million from Cyprus Amax and the related elimination of the leveraged employee stock ownership component of the Plan. As a result, Cyprus Amax began making a quarterly matching contribution to the Plan in cash, in an amount equal to 50% of participant's pre-tax and after-tax contributions, up to the first 6% of their base pay contributed to the Plan. Such employer matching contribution will be used to purchase shares of Cyprus Amax common stock, which shares of stock will then be allocated to participants' accounts.

In connection with the then impending sale by Cyprus Amax of all of the stock of Cyprus Amax Coal Company (the "Coal Company") to RAG International Mining GmbH, an unrelated third party ("RAG"), the Plan was amended, effective as of the closing date of the stock sale transaction, to exclude the Coal Company and its wholly-owned subsidiaries from participation in the Plan following the consummation of the sale of the Coal Company to RAG.

NOTE 11 - Differences Between Financial Statements and Form 5500
----------------------------------------------------------------

Gains (losses) on the sale of investments as reported in the statement of changes in net assets available for benefits with fund information have been determined on a participant level using the average cost method. For purposes of the Department of Labor's Form 5500, gains (losses) on such sales have been calculated based upon the market value at the beginning of the Plan year in accordance with the requirements of the Form 5500.

In addition, in accordance with guidance issued by the American Institute of Certified Public Accountants, the Plan does not recognize as a liability amounts elected to be withdrawn but not yet distributed as of year end. However, such amounts must be included on the Form 5500. As of December 31, 1998 the Plan had $1,220,696 benefits payable due to timing of distributions by the Trustee. As of December 31, 1997 there were $424,860 benefits payable due to timing of distributions by the Trustee.

NOTE 12 - Subsequent Events
----------------------------

As indicated in Note 10, on June 30, 1999, Cyprus Amax sold all of the stock of its subsidiary, the Coal Company, to RAG. As a part of the stock sale and purchase transaction, Cyprus Amax and RAG agreed that the account balances of the employees of the Coal Company would be transferred, in a trust-to-trust transfer, to the 401(k) plan sponsored by RAG.

                                                            SCHEDULE I


              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------

                          ASSETS HELD FOR INVESTMENT
                          --------------------------

                               DECEMBER 31, 1998
                               -----------------

 Party In                            Description         Historical    Current
 Interest        Issuer             of Investment          Cost         Value
----------  -----------------  -----------------------  -----------  -----------
  Yes       Cyprus Amax        Cyprus Amax Minerals
            Minerals Company     Company common stock
                                 No par value           $75,851,956  $36,335,450
  No        Amoco Corporation  Amoco Corporation
                                 common stock
                                 No par value               978,261    4,654,501
  Yes       T. Rowe Price      Prime Reserve Fund        26,912,306   26,912,306
  Yes       T. Rowe Price      Equity Index Fund         36,997,075   71,284,886
  Yes       T. Rowe Price      International Stock
                                 Fund                     9,663,058   11,561,215
  Yes       T. Rowe Price      Spectrum Income
                                 Fund                    16,868,439   17,603,413
  Yes       T. Rowe Price      Stable Value
                                 Fund                    43,182,742   43,182,743
  Yes       T. Rowe Price      New Horizons
                                 Fund                    24,972,135   25,232,289
  Yes       T. Rowe Price      Science &
                                 Technology Fund          8,640,848   10,580,863
  Yes       T. Rowe Price      Equity Income
                                 Fund                    22,942,682   25,667,274
  Yes       T. Rowe Price      Spectrum
                                 Growth Fund              4,951,439    5,101,946
  Yes       Participant Loans  Interest rate
                               6% - 11%, with maturity
                               dates through 2009        11,462,443   11,462,443

                                                                     Schedule II

             CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
              ---------------------------------------------------
                 LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                 --------------------------------------------
                               DECEMBER 31, 1998
                               -----------------

                                                                    Amount Received                  Unpaid
                                          Original              During Reporting Year                Balance
  Party in       Identity and Address      Amount               ---------------------                at End
 Interest             of Obligor           of Loan           Principal          Interest              Year
 ---------     ------------------------  -----------         ---------------------------         ---------------
Yes            Robert C. Jones III (a)    $ 4,000.00           $  326.94          $ 98.76        $ 3,826.35
               3701 W. 68th Avenue
               Apt. A-402
               Westminster, CO  80030

Yes            Thomas R. Romack (a)       $10,000.00           $1,172.86          $609.59        $ 8,734.49
               P.O. Box 29
               Rockvale, CO  81244

Yes            James A. Shubin (a)        $30,000.00           $1,650.21          $962.58        $29,530.38
               180 Hillside Terrace
               Craig, CO  81625

Yes            Linda J. Walker (a)        $ 9,300.00           $2,104.26          $471.74        $ 7,255.59
               Box 1127
               Bagdad, AZ  86321


                                                                                            Amount Overdue
Party in           Identity and Address                                            ----------------------------------
Interest              of Obligator               Detailed Description of Loan (a)    Principal             Interest
                   --------------------          --------------------------------  ----------------------------------
Yes                 Robert C. Jones III (a)             Promissory Note              $ 3 ,679.81          $  146.54
                    3701 W. 68th Avenue                 Dated: 12/10/97
                    Apt. A-402                          Maturity: 1/24/03
                    Westminster, CO  80030              Interest Rate: 9.5%

Yes                 Thomas R. Romack (a)                Promissory Note               $ 8,431.64          $  302.85
                    P.O. Box 29                         Dated: 7/23/97
                    Rockvale, CO  81244                 Maturity: 8/31/02
                                                        Interest Rate: 9.5%

Yes                 James A. Shubin (a)                 Promissory Note              $28,349.79          $1,180.59
                    180 Hillside Terrace                Dated: 2/12/98
                    Craig, CO  81625                    Maturity: 3/14/03
                                                        Interest Rate: 9.5%

Yes                 Linda J. Walker (a)                 Promissory Note              $ 6,941.24          $  314.35
                    Box 1127                            Dated: 9/10/97
                    Bagdad, AZ  86321                   Maturity: 4/28/00
                                                        Interest Rate: 9.5%

(a) After failure to cure non-payment, participant was notified of default status on March 1, 1999.

                                                                    SCHEDULE III

              CYPRUS AMAX MINERALS COMPANY SAVINGS PLAN AND TRUST
                    SCHEDULE OF REPORTABLE TRANSACTIONS (a)
                         YEAR ENDED DECEMBER 31, 1998



                                                                        Total                                    Total
 Party in                                               Total Number  Number of     Purchase      Selling       Cost of
 Interest         Issuer      Description of Assets     of Purchases    Sales        Price         Price         Asset
 --------         ------      ----------------------    ------------    -----        -----         -----         -----
    Yes      T. Rowe Price    Stable Value Fund              103            -     $10,400,912    $       -   $10,400,912

    Yes      T. Rowe Price    Stable Value Fund               -            119              -    9,382,869     9,382,869

    Yes      T. Rowe Price    Prime Reserve Fund             95             -       8,040,556            -     8,040,556

    Yes      T. Rowe Price    Prime Reserve Fund              -            136              -    6,838,996     6,838,996

    Yes      T. Rowe Price    Equity Index Fund              97             -       7,322,594            -     7,322,594

    Yes      T. Rowe Price    Equity Index Fund               -            140              -   10,728,112     7,009,559

                                                        Current Value of
                                                            Asset on                 Net
 Party in                                                  Transaction           Gain/(Loss)
 Interest         Issuer      Description of Assets           Date                on Sales
 --------         ------      ----------------------          ----                --------
    Yes      T. Rowe Price    Stable Value Fund             $10,400,912          $        -

    Yes      T. Rowe Price    Stable Value Fund               9,382,869                   -

    Yes      T. Rowe Price    Prime Reserve Fund              8,040,556                   -

    Yes      T. Rowe Price    Prime Reserve Fund              6,838,996                   -

    Yes      T. Rowe Price    Equity Index Fund               7,322,594                   -

    Yes      T. Rowe Price    Equity Index Fund              10,728,112           3,718,553

(a) Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of January 1, 1998 as defined in
         Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-1600, 33-22939 and 33-53792) of the Cyprus Amax Minerals Company Savings Plan and Trust of our report dated July 13, 1999, appearing on page 10 of this Amendment Number 1 to the Annual Report on Form 10-K of Cyprus Amax Minerals Company for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
July 13, 1999

                          CYPRUS AMAX MINERALS COMPANY
                          ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                           DECEMBER 31, 1998 AND 1997
                           --------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Participants and Administrator of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investments, Loans or Fixed-Income Obligations in Default and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. These supplemental schedules and fund information are the responsibility of the Plan's management. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

July 13, 1999

    CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
    ----------------------------------------------------------------------
     STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
     --------------------------------------------------------------------

                               DECEMBER 31, 1998
                               -----------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                          FUND INFORMATION
                                                                            ----------------------------------------------
                                           Total      Common   Participant       Prime        Equity      International
                                                      Stock       Loans      Reserve Fund     Index           Stock
                                                                                               Fund           Fund
--------------------------------------------------------------------------------------------------------------------------

Assets
------

Investments

  Common Stock
     Cyprus Amax Minerals Company        $  318,478  $318,478     $      -         $     -  $        -           $      -
  Mutual Funds                            3,093,935         -            -          28,432   1,233,446             99,175
  Participant Loans                         310,522         -      310,522               -           -                  -

Receivables
  Employer contributions                        139       139            -               -           -                  -
  Participant contributions and
     loan repayments                         28,862       270      (10,519)          1,199      12,849              1,151
                                       -----------------------------------------------------------------------------------
Net assets available for
  benefits                               $3,751,936  $318,887     $300,003         $29,631  $1,246,295           $100,326
                                       ===================================================================================



                                                                         FUND INFORMATION
                                       -----------------------------------------------------------------------------------------
                                         Spectrum     Stable         New             Science &        Equity          Spectrum
                                          Income       Value       Horizons          Technology       Income           Growth
                                           Fund        Fund          Fund               Fund           Fund             Fund
                                       -----------------------------------------------------------------------------------------
Assets
------

Investments

  Common Stock
     Cyprus Amax Minerals Company        $     -   $      -         $      -           $      -       $      -          $     -
  Mutual Funds                            11,259    947,135          215,794            190,267        339,585           28,842
  Participant Loans                            -          -                -                  -              -                -

Receivables
  Employer contributions                       -          -                -                  -              -                -
  Participant contributions and
     loan repayments                         195     14,190            2,228              3,035          3,902              362
                                       ----------------------------------------------------------------------------------------
Net assets available for
  benefits                               $11,454   $961,325         $218,022           $193,302       $343,487          $29,204
                                       ========================================================================================



The accompanying notes are an integral part of these financial statements.
-------------------------------------------------------------------------------------------------------------------------------




                              CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                              ----------------------------------------------------------------------
                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                               --------------------------------------------------------------------

                                                         DECEMBER 31, 1997
                                                         -----------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  FUND INFORMATION
                                                                      ------------------------------------------------------------
                                                                        Prime       Equity     International    Spectrum   Stable
                                                  Common  Participant  Reserve      Index         Stock          Income    Value
                                     Total        Stock     Loans        Fund       Fund          Fund            Fund     Fund
----------------------------------------------------------------------------------------------------------------------------------

 Assets
 ------
 Investments

   Common Stock
    Cyprus Amax Minerals Company   $  401,290    $401,290    $      -   $     -     $      -    $      -    $      -    $      -
   Mutual Funds                     2,512,008           -           -    21,343      860,836      72,374      13,519     961,397
   Participant Loans                  295,788           -     295,788         -            -           -           -           -

 Receivables
   Employer contributions               6,867       6,867           -         -            -           -           -           -
   Participant contributions
    and loan repayments                24,734         315     (8,443)     1,509        8,606       1,091         126      14,143
                                   ----------------------------------------------------------------------------------------------

 Net assets available for
   benefits                        $3,240,687    $408,472    $287,345   $22,852     $869,442    $ 73,465    $ 13,645    $975,540
                                   ==============================================================================================

                                                  FUND INFORMATION
                                   ----------------------------------------------

                                       New        Science &   Equity    Spectrum
                                     Horizons    Technology   Income     Growth
                                       Fund         Fund       Fund       Fund
---------------------------------------------------------------------------------
 Assets
 ------
 Investments

   Common Stock
    Cyprus Amax Minerals Company    $      -     $     -   $      -    $     -
   Mutual Funds                      169,964      94,178    292,200     26,197
   Participant Loans                       -           -          -          -

 Receivables
   Employer contributions                  -           -          -          -
   Participant contributions
    and loan repayments                1,783       2,066      3,137        401
                                ------------------------------------------------
 Net assets available for
   benefits                         $171,747     $96,244   $295,337    $26,598
                                ================================================


The accompanying notes are an integral part of these financial statements.
----------------------------------------------------------------------------------------------------------------------------------

                              CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                              ----------------------------------------------------------------------
                          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                          -------------------------------------------------------------------------------

                                                   YEAR ENDED DECEMBER 31, 1998
                                                   ----------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         FUND INFORMATION
                                                                    -------------------------------------------------------
                                               Common                  Prime      Equity    International Spectrum   Stable
                                    Total      Stock     Participant  Reserve     Index       Stock        Income    Value
                                                           Loans       Fund        Fund        Fund         Fund      Fund
---------------------------------------------------------------------------------------------------------------------------
Investment Income

  Interest and dividends         $  143,345    $ 22,308       $   -    $ 1,290   $ 15,348     $ 3,628     $ 868   $ 55,814
  Net realized gain/(loss)
   on investments                    25,635     (20,561)          -          -     42,642         (50)      370          -
  Net change in unrealized
   appreciation/(depreciation)
   in fair value of
   Investments                      115,557    (139,473)          -          -    197,423       9,048      (490)         -


Employer contributions               77,667      77,667           -          -          -           -         -          -

Participant contributions
  and loan repayments               314,616       2,908    (114,872)    16,946    127,559      12,206     1,979    166,848

Transfers between Plan
  funds and loans                         -      (7,960)    134,615     (5,251)    23,500       3,437       515   (178,258)

Forfeitures                               -           -           -        820          -           -      (820)         -

Employee withdrawals               (165,571)    (24,474)     (7,085)    (7,026)   (29,619)     (1,408)   (4,613)   (58,619)
                                 -----------------------------------------------------------------------------------------

Net increase (decrease)             511,249     (89,585)     12,658      6,779    376,853      26,861    (2,191)   (14,215)

Net assets available for
  benefits:
  Beginning of year               3,240,687     408,472     287,345     22,852    869,442      73,465    13,645    975,540
                                 =========================================================================================

  End of year                    $3,751,936    $318,887    $300,003    $29,631 $1,246,295    $100,326   $11,454   $961,325
                                 =========================================================================================

                                                  FUND INFORMATION
                                 -----------------------------------------------
                                   New       Science &   Equity      Spectrum
                                   Horizons  Technology   Income      Growth
                                     Fund       Fund       Fund        Fund
                                 -----------------------------------------------
Investment Income

  Interest and dividends          $  11,071     $ 4,854   $ 25,694      $ 2,470
  Net realized gain/(loss)
   on investments                      (258)     (1,125)     4,046          571
  Net change in unrealized
   appreciation/(depreciation)
   in fair value of
   Investments                          560      49,322     (1,322)         489


Employer contributions                    -           -          -            -

Participant contributions
  and loan repayments                22,435      31,326     42,922        4,359

Transfers between Plan
  funds and loans                    14,429      12,681      2,437         (145)

Forfeitures                               -           -          -            -

Employee withdrawals                 (1,962)          -    (25,627)      (5,138)
                                 -----------------------------------------------

Net increase (decrease)              46,275      97,058     48,150        2,606

Net assets available for
  benefits:
  Beginning of year                 171,747      96,244    295,337       26,598
                                 -----------------------------------------------

  End of year                      $218,022    $193,302   $343,487      $29,204
                                 ===============================================


The accompanying notes are an integral part of these financial statements.
------------------------------------------------------------------------------------------------------------------------------------


                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1 - Description of the Plan
--------------------------------

The following description of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees (the "Plan" or the "Bargaining Plan") provides only general information. Refer to the Plan document for a more complete description of the Plan's provisions.

General
-------
The Plan was established by AMAX Inc. ("AMAX") in 1965 for the benefit of certain collective bargaining unit hourly employees of AMAX, its divisions and its participating subsidiaries, who have completed one year of service and have attained the age of 18 ("Eligible Employees" or "Participants"). Cyprus Minerals Company ("Cyprus") and AMAX merged in November 1993, forming Cyprus Amax Minerals Company ("Cyprus Amax" or the "Company"). Following the merger, the name of the Bargaining Plan was changed to the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Administration
--------------
The Plan is administered by the Cyprus Amax Minerals Company Benefits Committee (the "Plan Administrator"), a committee appointed by Cyprus Amax's Board of Directors. During 1998, Plan administrative expenses were paid by Cyprus Amax.

Enrollment
----------
Eligible Employees can enroll in the Plan during any month of the year.

Contributions
-------------
Participants may contribute a basic amount of 1% to 16% of compensation to the Plan. These basic contributions are made on an after-tax basis, a tax-deferred basis, or a combination of the two. The Company contributes an amount to the Common Stock Fund equal to 50% of the fixed 6% of each participant's contribution.

Participant rollover contributions are permitted provided all Plan and legal requirements are satisfied.

Vesting
-------
Participants are immediately vested in their employee contributions, the earnings attributable to those contributions, and the earnings attributable to employer contributions. Participants are vested with respect to employer matching contributions to the Plan at a rate of 25% after two years of service, 50% after three years of service, 75% after four years of service, and 100% after five years of service. Participants also become fully vested in employer contributions upon their death, attainment of age 65, retirement, total and permanent disability, permanent layoff, change in control, and/or Plan termination.

                   -----------------------------

Forfeitures
-----------
Participants who terminate employment before becoming fully vested forfeit the non-vested portion of their employer contributions.

Loans
-----
Participants may borrow from their Plan accounts. Loans are paid in the form of cash and may not exceed a Participant's vested account balance within specified legal limits. Loan interest rates are based on the prime rate plus one percent as determined on the first business day of the month preceding the month in which a Participant's written loan request is received by the Plan Administrator. Loan repayment terms vary from a minimum of six months to a maximum of five years.

Loan repayments are made regularly through payroll deductions or, for Participants not receiving a paycheck (e.g., on leave of absence), can be delivered regularly to the Plan Administrator. A Participant may prepay a one-time single sum of all of the outstanding loan balance.

Distributions
-------------
Participants may withdraw all or a portion of vested contributions subject to certain conditions as specified in the Plan document.

Participant Tax Status
----------------------
Participant contributions to the Plan may be deferred, at the election of the Participant, for federal income tax purposes, subject to certain limitations. Employer contributions and all earnings under the Plan are deferred for federal income tax purposes. The amounts deferred under the Plan may become subject to federal income tax when withdrawn. Participants may also choose to make after-tax contributions to the Plan.

NOTE 2 - Summary of Significant Accounting Policies
---------------------------------------------------

Basis of Accounting
-------------------
The financial statements of the Plan are prepared on the accrual basis.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Valuation of Assets
-------------------
Cyprus Amax stock is valued at fair market value based on the quoted market price.

Participant loans are valued at principal amount.

The remaining investments are valued at net asset value based on quoted market prices.

                   -----------------------------

Transfers of assets into the Plan are made at fair market value. Assets transferred out of the Plan are reported at market value with the difference between cost and market reported as realized gains or losses.

NOTE 3 - Investments
--------------------

Investment Options
------------------
Participants may elect to invest their contributions to the Plan in Cyprus Amax common stock or the following T. Rowe Price funds: a money market fund (Prime Reserve Fund), a bond fund (Spectrum Income Fund), a portfolio of guaranteed investment contracts, bank investment contracts and structured investment contracts (Stable Value Fund), and six equity funds (Equity Index Fund, International Stock Fund, New Horizons Fund, Science & Technology Fund, Equity Income Fund, and Spectrum Growth Fund). All Company contributions are invested in Cyprus Amax common stock.

As of December 31, 1998, the number of Participants who held assets in the various investment options were as follows: 125 in Cyprus Amax common stock, 9 in the Prime Reserve Fund, 78 in the Equity Index Fund, 20 in the International Stock Fund, 6 in the Spectrum Income Fund, 82 in the Stable Value Fund, 29 in the New Horizons Fund, 27 in the Science & Technology Fund, 37 in the Equity Income Fund, and 9 in the Spectrum Growth Fund.

Investments Held
----------------
Investments held by the trustee, T. Rowe Price, as of December 31, 1998 and 1997, consisted of the following:


                                                    Cost     Fair Value
                                                 ----------  ----------
December 31, 1998:

 Cyprus Amax common stock held in
  Common Stock Fund (31,847.760 shares)(a)(b)    $  686,488  $  318,478
 Participant Loans                                  310,522     310,522
 Prime Reserve Fund (28,432 units)                   28,432      28,432
 Equity Income Fund (12,902.152 units)(b)           311,005     339,585
 Spectrum Growth Fund (1,753.329 units)              28,026      28,842
 Science & Technology Fund (5,050.895 units)        156,812     190,267
 New Horizons Fund (9,245.672 units)(b)             213,592     215,794
 Equity Index Fund (36,951.646 units)(b)            742,448   1,233,446
 International Stock Fund (6,616.056 units)          88,700      99,175
 Spectrum Income Fund (979.059 units)                11,155      11,259
 Stable Value Fund (947,135 units)(b)               947,135     947,135
                                                 ----------  ----------
                                                 $3,524,315  $3,722,935
                                                 ==========  ==========


                   -----------------------------

                                                    Cost     Fair Value
                                                 ----------  ----------
December 31, 1997:

 Cyprus Amax common stock held in
  Common Stock Fund (26,100.181 shares)(a)(b)    $  629,829    $401,290
 Participant Loans                                  295,788     295,788
 Prime Reserve Fund (21,343 units)                   21,343      21,343
 Equity Income Fund (11,208.289 units)(b)           262,299     292,200
 Spectrum Growth Fund (1,644.504 units)              25,869      26,197
 Science & Technology Fund (3,454.820 units)        110,045      94,178
 New Horizons Fund (7,294.575 units)(b)             168,322     169,964
 Equity Index Fund (32,632.157 units)(b)            567,261     860,836
 International Stock Fund (5,392.962 units)          70,946      72,374
 Spectrum Income Fund (1,159.450 units)              12,923      13,519
 Stable Value Fund (961,397 units)(b)               961,397     961,397
                                                 ----------  ----------
                                                 $3,126,022  $3,209,086
                                                 ==========  ==========

(a) Investment pays dividends quarterly.
(b) Individual investments representing 5% or more of net assets available for benefits as of December 31, 1998 or 1997.


NOTE 4 - Net Realized Gains (Losses) on Investments
---------------------------------------------------

Net realized gains (losses) from investment transactions for the year ended December 31, 1998 were as follows:


                                Common           Equity        International      Spectrum
                                Stock            Index             Stock           Income
                                 Fund             Fund              Fund            Fund
                            --------------  ----------------  ----------------  ------------

1998  Proceeds                  $  35,787      $  166,583         $  3,882         $  5,432
      Cost                         56,348         123,941            3,932            5,062
                            --------------  ----------------  ----------------  ------------
      Net gain/(loss)           $ (20,561)     $   42,642         $    (50)        $    370
                            ==============  ================  ================  ============

                              Science &          Equity           Spectrum          New
                              Technology         Income            Growth         Horizons
                                 Fund             Fund              Fund            Fund
                            --------------  ----------------  ----------------  ------------

1998  Proceeds                  $  18,585      $  76,682          $ 8,997          $  5,389
      Cost                         19,710         72,636            8,426             5,647
                            --------------  ----------------  ----------------  ------------
      Net gain/(loss)           $  (1,125)     $   4,046          $   571          $   (258)
                            ==============  ================  ================  ============

                   -----------------------------

The cost of investments sold or transferred is determined on a Participant level by the average cost method.

NOTE 5 - Unrealized Appreciation/(Depreciation) of Investments
--------------------------------------------------------------

Net unrealized appreciation/(depreciation) of investments amounted to $198,620 and $83,064 at December 31, 1998 and 1997, respectively. The change in net unrealized appreciation resulted in a Plan gain of $115,557 in 1998.

NOTE 6 - Tax Status
-------------------

Cyprus Amax received a favorable determination letter dated September 11, 1995, from the Internal Revenue Service as to the qualified status of the Plan. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, no provision for federal or state income taxes has been included in the Plan's financial statements.

NOTE 7 - Differences Between Financial Statements and Form 5500
---------------------------------------------------------------

Gains (losses) on the sale of investments as reported in the statement of changes in net assets available for benefits with fund information have been determined on a participant level using the average cost method. For purposes of the Department of Labor's Form 5500, gains (losses) on such sales have been calculated based upon the market value at the beginning of the Plan year in accordance with the requirements of the Form 5500.

In addition, in accordance with guidance issued by the American Institute of Certified Public Accountants, the Plan does not recognize as a liability amounts elected to be withdrawn but not yet distributed as of year end. However, such amounts must be included on the Form 5500. As of December 31, 1998 the Plan had no benefits payable due to timing of the distributions by the Trustee. As of December 31, 1997 the Plan had $74,838 benefits payable due to timing of the distributions by the Trustee.

NOTE 8 - Subsequent Events
--------------------------

Cyprus Amax will be liquidating its interest in Amax Metals Recovery in January 2000. The plan consists solely of the hourly Amax Metals Recovery employees. Upon liquidation of the interest, the participants in the Plan will be allowed to maintain their investments in the Plan and pay off any loans outstanding. Cyprus Amax does not intend to terminate the plan at this time.

NOTE 9 - Transactions with Parties in Interest
----------------------------------------------

Certain Plan investments are shares of mutual funds managed by T. Rowe Price.
T. Rowe Price is the Plan trustee and recordkeeper as defined by the Plan. Therefore, these transactions qualify as party-in-interest.

                                                            SCHEDULE I


                         CYPRUS AMAX MINERALS COMPANY
                         ----------------------------
                   THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                   -----------------------------------------

                          ASSETS HELD FOR INVESTMENT
                          --------------------------

                               DECEMBER 31, 1998
                               -----------------



  Party In                                     Description              Historical        Current
  Interest            Issuer                  of Investment                Cost            Value
  --------            ------                  -------------                ----            -----

    Yes           Cyprus Amax             Cyprus Amax Minerals
                  Minerals                Company common stock
                  Company                 No par value                     $686,488       $  318,478

    Yes           T. Rowe Price           Prime Reserve Fund                 28,432           28,432

    Yes           T. Rowe Price           Equity Index Fund                 742,448        1,233,446

    Yes           T. Rowe Price           International Stock Fund           88,700           99,175

    Yes           T. Rowe Price           Spectrum Income Fund               11,155           11,259

    Yes           T. Rowe Price           Stable Value Fund                 947,135          947,135

    Yes           T. Rowe Price           New Horizons Fund                 213,592          215,794

    Yes           T. Rowe Price           Science & Technology Fund         156,812          190,267

    Yes           T. Rowe Price           Equity Income Fund                311,005          339,585

    Yes           T. Rowe Price           Spectrum Growth Fund               28,026           28,842

    Yes           Participant Loans       Interest rate:
                                          6.0% - 11.5%, with maturity       310,522          310,522
                                          dates through 2002

                       CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES   SCHEDULE II
                              ----------------------------------------------------------------------
                                           LOANS OR FIXED-INCOME OBLIGATIONS IN DEFAULT
                                           --------------------------------------------
                                                         DECEMBER 31, 1998
                                                         -----------------

                                                  Amount Received        Unpaid
   Party                           Original    During Reporting Year     Balance                                  Amount Overdue
    in       Identity and Address   Amount   --------------------------  at End                                   --------------
 Interest         of Obligor       of loan   Principal         Interest  of Year  Detailed Description of Loan  Principal  Interest
 --------    --------------------  --------  --------------------------  -------  ----------------------------  -------------------

                                                                   None


                                                                                                                SCHEDULE III
                              CYPRUS AMAX MINERALS COMPANY THRIFT PLAN FOR BARGAINING UNIT EMPLOYEES
                              ----------------------------------------------------------------------

                                              SCHEDULE OF REPORTABLE TRANSACTIONS (a)
                                              ---------------------------------------

                                                   YEAR ENDED DECEMBER 31, 1998
                                                   ----------------------------



                                                                                                                       Total
Party in                                                Total Number      Total Number     Purchase     Selling       Cost of
Interest         Issuer      Description of Assets      of Purchases        of Sales        Price        Price         Asset
---------        -------     ---------------------      ------------      ------------     --------     --------      -------


Yes         T. Rowe Price     TRP Stable Value Fund            31                -          $332,249    $      -     $332,249

Yes         T. Rowe Price     TRP Stable Value Fund             -               29                 -     346,510      346,510

Yes         T. Rowe Price     Equity Index Fund                18                -           290,398           -      290,398

Yes         T. Rowe Price     Equity Index Fund                 -               34                 -     157,854      118,384

Yes         T. Rowe Price     Equity Income Fund               13                -           118,450           -      118,450

Yes         T. Rowe Price     Equity Income Fund                -               26                 -      73,790       69,950



 Current Value of
     Asset on
    Transaction     Net Gain/(Loss)
       Date            on Sales
------------------  ---------------


        $332,249          $       -

         346,510                  -

         290,398                  -

         157,854             39,470

         118,450                  -

          73,790              3,840


(a) Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of January 1, 1998 as defined in
     Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-61141) of the Cyprus Amax Minerals Company Thrift Plan for Bargaining Unit Employees of our report dated July 13, 1999, appearing on page 26 of this Amendment Number 1 to the Annual Report on Form 10-K of Cyprus Amax Minerals Company for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
July 13, 1999